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                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated October 8, 1996, accompanying the consolidated financial statements of United American Healthcare Corporation and subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 1996 which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement of Form S-8.

                                                       /s/ Grant Thornton LLP


Detroit, Michigan
August 7, 1997